UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 24, 2007
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

(a) Amendments to By-laws and Certificate of Incorporation:

On January 31, 2007, IBM announced that Dr. Charles M. Vest was not standing for re-election to IBM's Board of Directors at the company's annual meeting on April 24, 2007. Effective April 24, 2007 Article III, Section 2 of IBM’s By-laws was amended to decrease the number of directors to twelve. The full text of IBM’s By-laws, as amended, is filed as Exhibit 3.1 to this report, and is incorporated by reference herein.

At IBM’s 2007 Annual Meeting, the company’s stockholders approved certain amendments to the company’s Certificate of Incorporation to eliminate the statutory supermajority voting requirements that were applicable to the company under certain provisions of the New York Business Corporation Law. On April 27, 2007, the company filed those amendments with the New York State Department of State, by adding a new Article TWELVE to the company’s Certificate of Incorporation. The full text of IBM’s Certificate of Incorporation, as amended, is filed as Exhibit 3.2 to this report, and is incorporated by reference herein.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 27, 2007

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary